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                                                                   EXHIBIT 6.14



                      AMENDMENT TO SECURED LOAN AGREEMENT

        THIS AMENDMENT TO SECURED LOAN AGREEMENT (hereinafter referred to as the "Amendment") is made and entered into on this 12th day of August, to be effective as of August 12, 1997 by and between NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation (hereinafter referred to as "Borrower") and COMERICA BANK-TEXAS, a Texas state banking association (hereinafter referred to as "Bank").

                                   RECITALS

        A. Borrower and Bank have entered into that certain Secured Loan Agreement, dated December 30, 1996, hereinafter referred to as the "Agreement".

        B. Borrower and Bank desire to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

        Section 1.01. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

        Section 2.01. AMENDMENT TO SECTION 1.1 - DEFINED TERMS. SECTION 1.1 of the Agreement is hereby amended to add the following definition:

        "Fixed Asset" shall mean property used in normal course of business that is of long-term nature such as land, machinery, fixtures and equipment.


        Section 2.02. AMENDMENT TO SECTION 7.15 - CAPITAL EXPENDITURES

        Section 7.15 is hereby deleted. There shall be no dollar limitation on the acquisition of fixed assets.
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        Section 2.03    AMENDMENT TO SECTION 7.1 - DIVIDENDS. SECTION
7.1 is hereby amended by deleting in its entirety Section 7.1 and inserting therefor, the following:

                SECTION 7.1 DIVIDENDS. The Company may not pay any dividends (other than dividends payable in shares of its capital stock or as permitted by Section 7.16 hereof) or make any other distribution with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, except that dividends from any Subsidiary to the Borrower are permitted. NOTWITHSTANDING THE FOREGOING, the Borrower may, from time to time, declare dividends provided that after declaring such dividends and making such accrual entries on its books and records as are required in accord and with GAAP no Event of Default would result hereunder either from the declaration of, or the accrual for such dividends. Once declared and accrued, the Company shall pay no dividends, other than as set forth in
                Section 7.16 hereof, without the prior written consent of the Bank.

        Section 2.04    AMENDMENT TO SECTION 7.16 BONUS OR DIVIDEND FOR TAXES.
SECTION 7.16 is hereby amended by deleting in its entirety Section 7.16 and inserting therefor, the following:

                SECTION 7.16 BONUS FOR DIVIDENDS FOR TAXES. So long as the Borrower is a Subchapter S corporation for federal income tax purposes, the Borrower may pay a bonus or dividends to the Guarantors sufficient to pay the federal income tax due as a result of the net income of the Borrower attributed to the Guarantors under the provisions of Subchapter S of the Internal Revenue Code.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

        Section 3.01 CONDITIONS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Bank:

        (a) Bank shall have received from Borrower duly executed copies of this Amendment, in form and substance satisfactory to Bank, in its sole discretion;

        (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other document, instrument and agreement executed in connection with or relating to the Agreement or this Amendment (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents") shall be true and correct as of the date hereof, as if made on the date hereof;

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        (c)     No Event of Default shall have occurred and be continuing and no
        Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Bank; and

        (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Bank.

                                   ARTICLE IV
                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

        Section 4.01. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        Section 4.02. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date, (iii) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and (iv) Borrower has not amended its Articles of Incorporation or Bylaws since the date of execution of the Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

        Section 5.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.
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        Section 5.02.   REFERENCE TO AGREEMENT.  Each of the Loan Documents,
including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

        Section 5.03. EXPENSES OF BANK. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Bank's legal counsel.

        Section 5.04. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        SECTION 5.05. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        Section 5.06. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without prior written consent of Bank.

        Section 5.07. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        Section 5.08. EFFECT OF WAIVER. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

        Section 5.09. HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
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        SECTION 5.10.   FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND
THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be executed on the date first written above by their duly authorized officers.


                                        BORROWER:
                                        NEUTRAL POSTURE ERGONOMICS, INC.


                                        By: /s/ REBECCA CONGLETON BOENIGK
                                            ----------------------------------
                                            Rebecca Congleton Boenigk
                                            Chief Executive Officer

                                        By: /s/ DAVID R. CAMPBELL
                                            ----------------------------------
                                            David R. Campbell
                                            President


                                        BANK:
                                        COMERICA BANK - TEXAS


                                        By: /s/ MARGARET WOLFORD
                                            ----------------------------------
                                            Margaret Wolford
                                            Senior Vice President